UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

ROWAN COMPANIES plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2016, Rowan Companies, Inc. (the “Company”) and Rowan Companies plc (the “Parent”) entered into an Extension Agreement and Amendment No. 2 dated effective as of January 25, 2016 (“Amendment No. 2”) to the Amended and Restated Credit Agreement dated as of January 23, 2014, as amended on May 5, 2015 (the “Amended Credit Agreement”) among the Company, the Parent, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender and Citibank, N.A., DNB Bank ASA, New York Branch, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents.

Amendment No. 2 extends the final maturity date of the Amended Credit Agreement from January 23, 2020 to January 23, 2021. Under Amendment No. 2, availability is $1.5 billion through January 23, 2019, declining to $1.44 billion through January 23, 2020, and to approximately $1.29 billion through the maturity in 2021. The other material provisions and covenants of the Amended Credit Agreement are otherwise unchanged by Amendment No. 2.

Borrowings under the Amended Credit Agreement are guaranteed by Rowan Companies plc, Rowan Companies, Inc., and certain subsidiaries, Rowan Finanz, S.à r.l., Atlantic Maritime Services LLC, Rowan 350 Slot Rigs, Inc. and Rowan Finance LLC, and may be guaranteed in the future by other subsidiaries to the extent provided under the Amended Credit Agreement.

The foregoing summary of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the Extension Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 of Form 8-K is set forth in Item 1.01 above, the contents of which are incorporated by reference herein.

Item 8.01	Other Events

The Company also announced that its Board of Directors has eliminated the quarterly cash dividend of $0.10 per Class A Ordinary Share, effective immediately. Additionally, during the fourth quarter of 2015, the Company retired approximately $98 million of outstanding senior notes. The press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Extension Agreement and Amendment No. 2 dated effective January 25, 2016 to the Amended and Restated Credit Agreement dated January 23, 2014, as amended.
Exhibit 99.1	Press Release dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies plc

By:	/s/ Melanie M. Trent
Melanie M. Trent Executive Vice President, Chief Administrative Officer and General Counsel

Date: January 28, 2016

EXHIBIT INDEX

Exhibit 10.1	Extension Agreement and Amendment No. 2 dated effective January 25, 2016 to the Amended and Restated Credit Agreement dated January 23, 2014, as amended.
Exhibit 99.1	Press Release dated January 27, 2016